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                                                  File No. 70-7950


                SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC 20549


                 POST-EFFECTIVE AMENDMENT NO. 8


                               TO

                             FORM U-1



                     APPLICATION/DECLARATION

                              UNDER

          THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935



                   NEW ENGLAND ELECTRIC SYSTEM

                NEW ENGLAND POWER SERVICE COMPANY

                               and

               NEW ENGLAND ELECTRIC RESOURCES, INC.

            (Names of companies filing this statement)


       25 Research Drive, Westborough, Massachusetts 01582
             (Address of principal executive offices)



                   NEW ENGLAND ELECTRIC SYSTEM

    (Name of top registered holding company parent in system)





Michael E. Jesanis                 Robert King Wulff
Treasurer                          Corporation Counsel
25 Research Drive                  25 Research Drive
Westborough, MA 01582              Westborough, MA 01582

           (Names and addresses of agents for service)

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     Form U-1 Application/Declaration under the Public Utility Holding
Company Act of 1935, File No. 70-7950, as previously amended, is hereby further amended by this Post-Effective Amendment No. 8 as follows:


1. The first paragraph of Item 1 following the heading "New NEERI Services", as previously amended, is amended by deleting the phrase
"(3) The ownership, operation, sale, installation and servicing of refueling, recharging and conversion equipment and facilities relating to electric and compressed natural gas powered vehicles (see Central Power & Light Co., et. al., HCAR No. 26160, November 18, 1994)." and replacing it with the following phrase:

     "(3) The ownership, operation, sale, installation and servicing of recharging and conversion equipment and facilities relating to electric powered vehicles."


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                            SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment No. 8 to Form U-1 (Commission's File No. 70-7950) to be signed on their behalf, as indicated, by the undersigned officers thereunto duly authorized by such companies.

                                   NEW ENGLAND ELECTRIC SYSTEM


                                   s/Michael E. Jesanis
                                   __________________________________
                                   Michael E. Jesanis, Treasurer



                                   NEW ENGLAND POWER SERVICE COMPANY


                                   s/Michael E. Jesanis
                                   __________________________________
                                   Michael E. Jesanis, Treasurer



                                   NEW ENGLAND ELECTRIC RESOURCES, INC.


                                   s/John G. Cochrane
                                   ___________________________________
                                   John G. Cochrane, Treasurer

Date:  March 5, 1997


The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.